EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Andrew N. Schiff, M.D.
Aisling Capital III, LP
Aisling Capital Partners III, LP
Aisling Capital Partners III, LLC
Dennis J. Purcell
Steve Elms

Address of Joint Filers:

c/o Aisling Capital Partners
888 Seventh Avenue
New York, NY 10106

Designated Filer: Andrew N. Schiff, M.D.
Issuer and Ticker Symbol: ZELTIQ Aesthetics, Inc.  (ZLTQ)
Date of Event: November 14, 2013

Signatures of Joint Filers:

AISLING CAPITAL III, LP

By:	Aisling Capital Partners III, LP Its General Partner

By:	Aisling Capital Partners III, LLC Its General Partner

	By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

AISLING CAPITAL PARTNERS III, LP

By:	Aisling Capital Partners III, LLC Its General Partner

	By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

AISLING CAPITAL PARTNERS III, LLC

By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

/s/ Dennis J. Purcell
Dennis J. Purcell

/s/ Andrew N. Schiff
Andrew N. Schiff, M.D.

/s/ Steve Elms
Steve Elms